UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (date of earliest event reported): May 20, 2015 (May 19, 2015)

THE WENDY’S COMPANY
(Exact name of registrant as specified in its charter)

Delaware	1-2207	38-0471180
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

One Dave Thomas Blvd.
Dublin, Ohio 43017
(Address of principal executive offices, including ZIP code)
(614) 764-3100
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On May 19, 2015, The Wendy’s Company (the “Company”) and certain of its direct and indirect wholly owned subsidiaries, Wendy’s International, LLC, a Delaware limited liability company (“Wendy’s International”), Wendy’s Funding, LLC, a Delaware limited liability company (the “Master Issuer”), Wendy’s Restaurants, LLC, a Delaware limited liability company (“Wendy’s Restaurants”), Oldemark LLC, a Delaware limited liability company (“Oldemark”), Wendy’s SPV Guarantor, LLC, a Delaware limited liability company (“Wendy’s SPV Guarantor”), Quality Is Our Recipe, LLC, a Delaware limited liability company (“Quality”), and Wendy’s Properties, LLC, a Delaware limited liability company (“Wendy’s Properties” and, together with the Company, Wendy’s International, the Master Issuer, Wendy’s Restaurants, Oldemark, Wendy’s SPV Guarantor and Quality, the “Wendy’s Parties”), entered into a Purchase Agreement, dated as of May 19, 2015 (the “Purchase Agreement”), with certain initial purchasers named therein (the “Initial Purchasers”), pursuant to which, among other things, the Master Issuer, a special purpose subsidiary of the Company, has agreed to issue and sell $875 million of its Series 2015-1 3.371% Fixed Rate Senior Secured Notes, Class A-2-I (the “Class A-2-I Notes”), $900 million of its Series 2015-1 4.080% Fixed Rate Senior Secured Notes, Class A-2-II (the “Class A-2-II Notes”), and $500 million of its Series 2015-1 4.497% Fixed Rate Senior Secured Notes, Class A-2-III (the “Class A-2-III Notes” and, together with the Class A-2-I Notes and the Class A-2-II Notes, the “Notes”), in a privately placed securitization transaction under a new indenture to be executed by the Master Issuer.
Interest payments on the Notes are payable on a quarterly basis.  The legal final maturity date of the Notes is in June of 2045, but, unless earlier prepaid to the extent permitted under the indenture that will govern the Notes, the anticipated repayment dates of the Class A-2-I Notes, the Class A-2-II Notes and the Class A-2-III Notes will be 4.25, 7 and 10 years, respectively.  If the Master Issuer has not repaid or refinanced the Notes prior to the respective anticipated repayment date, additional interest will accrue on the Notes equal to the greater of (A) 5.00% per annum and (B) a per annum interest rate equal to the excess, if any, by which the sum of (i) the yield to maturity (adjusted to a quarterly bond-equivalent basis) on such anticipated repayment date of the United States Treasury Security having a term closest to 10 years, plus (ii) 5.00%, plus (iii)(1) with respect to the Class A-2-I Notes, 1.850%, (2) with respect to the Series 2015-1 Class A-2-II Notes, 2.100% and (3) with respect to the Series 2015-1 Class A-2-III Notes, 2.250%, exceeds the original interest rate with respect to such tranche.
The Purchase Agreement includes customary representations, warranties and covenants by the Wendy’s Parties.  It also provides that the Wendy’s Parties will indemnify the Initial Purchasers against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”).  The closing of the sale of the Notes is subject to the satisfaction of various closing conditions specified in the Purchase Agreement.
Certain of the Initial Purchasers and their respective affiliates have, from time to time, performed and may in the future perform various investment banking services for the Company for which they received or will receive customary fees and expenses.
The foregoing description of the Purchase Agreement does not purport to be complete and is subject to, and qualified in its entirety by, reference to the Purchase Agreement, a copy of which is attached hereto as Exhibit 10.1.

Item 8.01	Other Events.

On May 19, 2015, the Company issued a press release announcing its entry into the Purchase Agreement and the pricing of the Notes.  A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
The Notes will not be registered under the Securities Act and may not be offered or sold in the United States absent such registration or an exemption from the registration requirements of the Securities Act.  This report shall not constitute an offer to sell or a solicitation of an offer to buy any security and shall not constitute an offer, solicitation or sale of any securities in any jurisdiction where such an offering or sale would be unlawful.  This report contains information about pending transactions, and there can be no assurance that these transactions will be completed.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

The following exhibits are being filed with this Current Report on Form 8-K.

Exhibit No.	Description

10.1
2015-1 Class A-2 Note Purchase Agreement, dated as of May 19, 2015, by and among The Wendy’s Company, the subsidiaries of The Wendy’s Company party thereto and Guggenheim Securities, LLC, acting on behalf of itself and as the representative of the initial purchasers.

99.1	Press Release issued by The Wendy’s Company on May 19, 2015.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned, hereunto duly authorized.

THE WENDY’S COMPANY

By:	/s/ Dana Klein
	Name:	Dana Klein
	Title:	Senior Vice President – Corporate and Securities Counsel and Assistant Secretary

Dated: May 20, 2015

EXHIBIT INDEX

Exhibit No.	Description

10.1
2015-1 Class A-2 Note Purchase Agreement, dated as of May 19, 2015, by and among The Wendy’s Company, the subsidiaries of The Wendy’s Company party thereto and Guggenheim Securities, LLC, acting on behalf of itself and as the representative of the initial purchasers.

99.1	Press Release issued by The Wendy’s Company on May 19, 2015.